Exhibit 99(a)
                                                                   -------------


                                  PRESS RELEASE

55 Technology Way
West Greenwich, Rhode Island 02817 USA
Telephone: 401 392-1000
Fax: 401 392-1234
Website: WWW.GTECH.COM


For Immediate Release                    Contact:  Robert K. Vincent
November 6, 2002                                   Public Affairs
                                                   GTECH Corporation
                                                   401-392-7452


                      GTECH ANNOUNCES DEVELOPMENT IN TAIWAN

WEST GREENWICH, RI - (November 6, 2002) - GTECH Holdings Corporation (NYSE:GTK) today announced that the Taiwan National Lottery (the Lottery) has recalled previously issued instant tickets distributed by Lottery Technology Services Corporation (LTSC), a partnership between Acer, Incorporated and GTECH.

The Lottery took this action in response to concerns about potential operational and technical issues related to the instant ticket games. The tickets have been removed from public play and will be replaced by a new set of tickets currently under production. Instant tickets are expected to be made available for play in Taiwan within a few weeks.

GTECH has conducted a thorough review of all instant ticket game design, distribution, and sales techniques across the jurisdictions it serves. The issues being addressed in Taiwan are the product of unique circumstances that are not present in other jurisdictions.

Certain statements contained in this press release are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Such statements include, without limitation, statements relating to the prospects and financial outlook for the Company, which reflect management assumptions regarding: (i) the future prospects for and stability of the lottery industry and other businesses in which the Company is engaged or expects to be engaged, (ii) the future operating and financial performance of the Company (including, without limitation, expected future growth in revenues, profit margins and earnings per share), and
(iii) the ability of the Company to retain existing business and to obtain and retain new business. Such forward looking statements reflect management's assessment based on information currently available, but are not guarantees and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in the forward looking statements.

These risks and uncertainties include, but are not limited to, those set forth above, in the Company's subsequent press releases and on Reports by the Company on Forms 10-K, 10-Q and 8-K, and other reports and filings with the Securities and Exchange Commission, as well as risks and uncertainties respecting: (i) the potential impact of extensive and evolving government regulations upon the Company's business; (ii) the ability of the Company to continue to retain and extend its existing contracts and win new contracts; (iii) the possibility of slower than expected growth or declines in sales of lottery goods and services by the Company or the Company's customers; (iv) exposure to foreign currency fluctuations; (v) risks and uncertainties inherent in doing business in foreign jurisdictions; (vi) the relatively large percentage of the Company's revenues attributable to a relatively small number of the Company's customers; (vii) the fact that several of the Company's larger contracts are to be rebid within the next six months; (viii) the possibility of significant fluctuation of quarterly operating results; (ix) the intensity of competition in the lottery industry;
(x) the possibility of substantial penalties under and/or termination of the Company's contracts; (xi) the ability of the Company to respond to technological change and to satisfy the future technological demands of its customers; (xii) opposition to expansion of lottery and gaming; (xiii) the Company's ability to attract and retain key employees; and (xiv) the possibility of adverse determinations in pending legal proceedings.

                                      ooo

GTECH, a leading global information technology company with $1 billion in revenues and 4,300 people in 43 countries, provides software, networks, and professional services that power high-performance, transaction processing solutions. The Company's core market is the lottery industry, with a growing presence in financial services transaction processing. For more information about the Company, please visit GTECH's website at http://www.gtech.com.

                                      ooo